As filed with the Securities and Exchange Commission on August 10, 2026
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCYNEXIS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	56-2181648
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1 Evertrust Plaza, 13th Floor

Jersey City, New Jersey 07302-6548

(Address of principal executive offices) (Zip code)

SCYNEXIS, Inc. 2024 Equity Incentive Plan

SCYNEXIS, Inc. 2015 Inducement Plan

(Full title of the plan)

David Angulo, M.D.

Chief Executive Officer

SCYNEXIS, Inc.

1 Evertrust Plaza, 13th Floor

Jersey City, NJ 07302-6548

(201) 884-5485

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

SCYNEXIS, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (i) 1,200,000 additional shares of its common stock, par value $0.001 per share (the “Common Stock”), of the Registrant, issuable to eligible persons under the SCYNEXIS, Inc. 2024 Equity Incentive Plan (as amended and restated, the “2024 Equity Incentive Plan”), which Common Stock under clause (i) is in addition to the shares of Common Stock previously registered for issuance under the 2024 Equity Incentive Plan on the Registrant’s Registration Statement on Form S-8 filed on June 20, 2024 (File No. 333-280328) (the “Prior 2024 Plan Form S-8”), and (ii) 400,000 additional shares of Common Stock issuable to eligible persons under the SCYNEXIS, Inc. 2015 Inducement Award Plan (as amended and restated, the “2015 Inducement Award Plan”), which Common Stock under clause (ii) is in addition to the shares of Common Stock previously registered for issuance under the 2015 Inducement Award Plan on the following Form S-8s (collectively, the “Prior 2015 Plan Form S-8s”) pursuant to the 2015 Inducement Award Plan:

•
the Registrant’s Registration Statement on Form S-8 filed on November 11, 2022 (File No. 333-268299);
•
the Registrant’s Registration Statement on Form S-8 filed on May 10, 2021 (File No. 333-255967);
•
the Registrant’s Registration Statement on Form S-8 filed on August 7, 2019 (File No. 333-233084); and
•
the Registrant’s Registration Statement on Form S-8 filed on June 5, 2015 (File No. 333-204770).

Pursuant to General Instruction E to Form S-8, the contents of the Prior 2024 Plan Form S-8 and the Prior 2015 Plan Form S-8s are incorporated herein by reference and made a part hereof, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (“SEC”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 4, 2026;

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 11, 2026;

(c) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, filed with the SEC on August 10, 2026;

(d) The Registrant’s Current Reports on Form 8-K as filed with the SEC on March 31, 2026, March 31, 2026, April 20, 2026, May 22, 2026, May 29, 2026 and June 26, 2026 (each to the extent the information in such report is filed and not furnished); and

(e) The description of the Registrant’s Common Stock that is contained in a registration statement on Form 8-A filed with the SEC on March 19, 2014 (File No. 001-36365), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 29, 2022; and

II-1

(f) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation	8-K	001-36365	3.1	5/12/2014
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation	10-Q	001-36365	3.2	8/7/2019
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation	8-K	001-36365	3.1	7/16/2020
4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation	10-Q	001-36365	3.4	11/9/2022
4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation	8-K	001-36365	3.1	5/29/2026
4.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation	8-K	001-36365	3.1	6/26/2026
4.7	Amended and Restated Bylaws	S-1	333-194192	3.4	2/27/2014
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP (reference is made to Exhibit 5.1).
24.1*	Power of Attorney (reference is made to the signature page hereto).
99.1*	Amended and Restated 2024 Equity Incentive Plan.
99.2*	Amended and Restated 2015 Inducement Award Plan.

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on August 8, 2026.

SCYNEXIS, Inc.

By:	/s/ David Angulo
David Angulo, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Angulo, M.D. and Scott Sukenick, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ David Angulo, M.D. David Angulo, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2026

/s/ Ivor Macleod Ivor Macleod	Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2026

/s/ Guy Macdonald Guy Macdonald	Chairman of the Board of Directors	August 8, 2026

/s/ Armando Anido Armando Anido	Director	August 8, 2026

/s/ Ann F. Hanham Ann F. Hanham, Ph.D.	Director	August 8, 2026

/s/ David Hastings David Hastings	Director	August 8, 2026

/s/ Brian Philippe Tinmouth Brian Philippe Tinmouth	Director	August 8, 2026